UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2010 (June 2, 2010)
Alnylam Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50743	77-0602661

(State or Other Juris-	(Commission	(IRS Employer
diction of Incorporation)	File Number)	Identification No.)

300 Third Street, Cambridge, MA	02142

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 551-8200
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
     The 2010 Annual Meeting of Stockholders (the “Annual Meeting”) of Alnylam Pharmaceuticals, Inc. (the “Company”) was held on June 2, 2010. As of April 15, 2010, the record date for the Annual Meeting, 41,894,605 shares were issued and outstanding. A summary of the matters voted upon by stockholders at the Annual Meeting is set forth below.
1. The Company’s stockholders re-elected the two persons listed below as Class III directors, each to serve until the Company’s 2013 annual meeting of stockholders and until his successor is duly elected and qualified. The voting results were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Victor J. Dzau, M.D.	27,117,308	283,276	6,517,886

Kevin P. Starr	27,321,938	78,646	6,517,886
     The terms of office of the following directors continued after the Annual Meeting:

John K. Clarke

John M. Maraganore, Ph.D.

Vicki L. Sato, Ph.D.

Paul R. Schimmel, Ph.D.

Phillip A. Sharp, Ph.D.

James L. Vincent
2. The Company’s stockholders approved an amendment to the Company’s 2004 Employee Stock Purchase Plan, as amended. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,995,923	336,989	67,672	6,517,886
3. The Company’s stockholders ratified the appointment by the Company’s Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2010. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
33,701,764	190,241	26,465	0

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALNYLAM PHARMACEUTICALS, INC.
Date: June 4, 2010	By:	/s/ Patricia L. Allen
Patricia L. Allen
Vice President of Finance and Treasurer